Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE is made and entered into this 1st  day  of April 2016 by and between Kesef, LLC (the "Landlord") and CoBiz Financial,  Inc., f/k/a Colorado Business Bankshares, Inc. (the "Tenant").

Recitals

A. The parties entered into an Office Lease dated September 1, 2001, as amended by that certain First Amendment to Lease dated October 19, 2001, that  certain Second Amendment to Lease dated February 12, 2008 and that certain Third Amendment to Lease dated March 7, 2008 (collectively, the "Lease") wherein  the Tenant leases 67,279 rentable square feet of office space, as more particularly defined in the Lease, at the real property commonly known and numbered as 821 17th Street, Denver, Colorado (hereinafter referred to as the “Premises”).

B.	The term of the Lease is scheduled to expire on May 31, 2016.

C. The Landlord and Tenant are desirous of amending the Lease to provide for the extension of the term of the Lease on the following terms and conditions.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1. Extension of Term. The Term of the Lease is hereby extended to December 31, 2016.

2. Base Rent. Tenant shall pay Base Rent of $151,377.75 per month, in advance, for the balance of the Term of the Lease.

3. Taxes and Expenses. Landlord estimates Tenant’s pro rata share of the Taxes and Expenses amount for calendar year 2016 to be $173,118.12. Tenant shall pay the amount of $14,426.51 each month during the balance of the Term of the Lease together with each installment of Base Rent as an estimated Taxes and Expenses payment, on or before the first day of each calendar month. Such amounts are subject to a year-end reconciliation as set forth in the Lease.

4. Option to Extend. Tenant is hereby granted the option to extend the Term for one, two or three months, terminating on January 31, 2017, February 28, 2017 or March 31, 2017, respectively, by notifying Landlord thereof in writing on or before September 1, 2016. Such notice shall specify which of the aforementioned three dates Tenant elects to extend the Term to.  During any such extension period, notwithstanding anything to the contrary set forth herein, Tenant shall pay Base Rent in the amount of $211,206.00 per month plus estimated Taxes and Expenses of $20,317.88 each month which amount represents the total monthly estimated Taxes and Expenses for the entire building. Other than as expressly set forth in this paragraph, Tenant shall have no  further option or right to extend the Term of the Lease.

5. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed them in the Lease.

6. No Other Modifications. All terms and conditions of the Lease which are not specifically modified by this First Amendment shall remain in full force and effect. If any portion of this First Amendment is in conflict with the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control.

7. Counterparts; Signature by Facsimile. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and  all of which together shall constitute one and the same instrument. The parties agree that signatures transmitted by facsimile or other electronic means shall be binding as if they were original signatures.

8. Severability. The invalidity of any provision of this Second Amendment as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof, and all other provisions hereof shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be executed effective as of the date first above written.

LANDLORD:	TENANT:
KESEF, LLC, a Colorado limited liability company	COBIZ FINANCIAL, INC., f/k/a Colorado Business Bankshares, Inc.

By:/s/ Evan Makovsky	By: /s/ Steven Bangert
Evan Makovsky, Manager	Steven Bangert, Chairman